                                                                     Exhibit 2.2


                            CONFIRMATION AGREEMENT

THIS CONFIRMATION AGREEMENT, dated as of March 13, 2001, is entered into by and among PL Brands, Inc., a Delaware corporation ("PL Brands"), Oth.Net, Inc., a Florida corporation ("Oth.net"), and Christopher Pearson, formerly d/b/a Oth.net, a Florida sole proprietorship ("Pearson").

WHEREAS, Pearson operated a business commonly known as "Oth.net" which developed and exploited an internet-based search engine for music and other content, as well as other proprietary technology and intellectual property (collectively, the "Technology").

WHEREAS, on May 9, 2000, Pearson, Oth.net and PL Brands entered into a Purchase Agreement (the "Purchase Agreement"), which Purchase Agreement and other documents entered into ("Other Transaction Documents"), to effectuate the transactions which are the subject of the Purchase Agreement (collectively, the "Transaction"), contain certain ambiguities, typographical errors and the like.

WHEREAS, the parties desire to confirm the material terms of the Transaction and clarify certain ambiguities and errors in the Purchase Agreement and Other Transaction Documents.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants and agreements contained in the Purchase Agreement and the Other Transaction Documents, the parties hereby agree as follows:

1. The consummation and closing ("Closing") of the Transaction, as provided for in the Purchase Agreement, occurred on June 30, 2000 (the "Closing Date").

2. All conditions to the Closing were satisfied or waived by the appropriate parties on or prior to the Closing Date.

3. By that certain Bill of Sale, dated June 30, 2000 (attached hereto as Exhibit A, and referred to herein as the "Pearson Bill of Sale"), Pearson transferred to Oth.net all of the assets and property, tangible, intangible, real and intellectual, related to the "Oth.net" business and operations, including, but not limited to, all right, title and interest in and to the Technology, except for the domain name "OTH.NET" and the accounts receivable of Pearson. Accordingly, the parties hereby confirm and agree that,

          (a) the reference to "Buyer" in the ninth line of the first paragraph of the Pearson Bill of Sale should have read "Oth.net business as operated by Seller;" and

          (b) the "Purchased Assets" as defined in the Pearson Bill of Sale includes all of Pearson's right, title and interest in and to the domain name registration and rights as an account holder for "OTHNET.COM," and all privileges, powers and franchises related thereto.

          (c) the effective date of the Bill of Sale and rights and obligations created thereunder is June 30, 2000; and

          (d) Oth.net did not and shall not assume, and Pearson did not and shall not assign, any liabilities or obligations of Pearson, including, but not limited to, the accounts payable of Pearson, or any accounts receivable.

     4. By that certain Bill of Sale, dated June 30, 2000 (attached hereto as Exhibit B), and executed and effective immediately after the Pearson Bill of Sale, Oth.net transferred and assigned to PL Brands all of the assets which it received from Pearson, i.e., all of the assets and property, tangible, intangible, real and intellectual, related to the "Oth.net" business and operations, including, but not limited to, all right, title, interest to the Technology and all of Pearson's right, title and interest in and to the domain name registration and rights as an account holder for "OTHNET.COM," and all privileges, powers and franchises related thereto. PL Brands did not and shall not assume, and Oth.net did not and shall not assign, any liabilities or obligations of Oth.net.

5. By that certain Bill of Sale, dated June 30, 2000 (attached hereto as Exhibit C), in consideration of $500,000, which Pearson acknowledges as received, Pearson transferred to PL Brands all of his right, title and interest in and to the domain name registration and rights as an account holder for "OTH.NET," and all privileges, powers and franchises related thereto.

6. The obligation of PL Brands for the delivery of shares of stock under the Purchase Agreement has been fully satisfied by the delivery of 4,500,000 shares of common stock of PL Brands, which shares are registered as follows on the books of PL Brands:


-----------------------------------------------------------------------------------------------
                 Shareholder                                        Number of PL Brands Shares
-----------------------------------------------------------------------------------------------
Christopher Pearson                                                         2,760,000
-----------------------------------------------------------------------------------------------
Joel Pearson                                                                  625,000
-----------------------------------------------------------------------------------------------
Benjamin S. Houge                                                             600,000
-----------------------------------------------------------------------------------------------
D & T Partners                                                                175,000
-----------------------------------------------------------------------------------------------
Deaf Advancement Association, Inc.                                            100,000
-----------------------------------------------------------------------------------------------
Spokane Partners                                                              240,000
-----------------------------------------------------------------------------------------------
TOTAL                                                                       4,500,000
-----------------------------------------------------------------------------------------------

7. All post-closing requirements, which if not met would have allowed Pearson and Oth.net to rescind the Transaction, have been met and/or waived, and the Transaction is complete and may not be rescinded in whole or in part. Without limiting the generality of the foregoing, the requirement that PL Brands raise at least $3,000,000 in additional capital on or before November 30, 2000, changed by letter agreement to be a requirement to raise at least $2,500,000 by such date, has been met and/or waived, and Pearson and Oth.net has given their respective consent to the issuance of stock, options or warrants prior to Closing at less that $3.00 per share.

8. Nothing in the Purchase Agreement or any of the Transaction documents shall be construed or interpreted as inhibiting or restricting the ability of PL Brands to issue shares of capital stock, or options, warrants or other securities, to engage in any corporate restructuring, recapitalization or reorganization, to make or authorize any corporate transaction, or to amend its Certificate of Incorporation or By-laws in any manner allowed by applicable law.

9. In the event of any conflict or inconsistencies between the Purchase Agreement and/or any of the Other Transaction Documents and this Confirmation Agreement, the terms, agreements and acknowledgments set forth in this Confirmation Agreement shall control and take precedence.

10. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Confirmation Agreement as of the date set forth above.

                                    PL BRANDS, INC.

                                    By:_________________________
                                    Its:________________________


                                    OTH.NET, INC.

                                    By:_________________________
                                    Its:________________________


                                    ____________________________
                                       Christopher Pearson